UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

February 10, 2016

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Transaction.

On February 10, 2016, the Company entered into a Fixed Dollar Accelerated Share Repurchase Transaction (the “ASR Agreement”) with Merrill Lynch International (“Merrill Lynch”), acting through its agent, Merrill Lynch, Pierce, Fenner and Smith Incorporated to effect an accelerated stock buyback of the Company’s common stock (the “Common Stock”).

Under the ASR Agreement, on February 10, 2016, the Company will pay Merrill Lynch an initial purchase price of $200 million, and Merrill Lynch will deliver to the Company a total of approximately 1.3 million shares of Common Stock, representing approximately 75% of the shares expected to be purchased under the ASR Agreement.

The number of shares of Common Stock that are ultimately delivered to the Company under the ASR Agreement will be determined based on the average of the daily Rule 10b-18 volume-weighted average share prices of the Common Stock over the course of a calculation period less a discount and is subject to certain adjustments under the ASR Agreement (such average price, as so adjusted, the “Final Price”). Upon settlement following the end of the calculation period, Merrill Lynch will deliver additional shares to the Company so that the aggregate value of the shares initially delivered plus such additional shares, based on the Final Price, is $200 million. Alternatively, if the value of the shares initially delivered, based on the Final Price, exceeds $200 million, the Company will deliver cash or shares of Common Stock (at the Company’s election) to Merrill Lynch for the excess. The shares of Common Stock delivered are subject to caps. The calculation period is from February 10, 2016 through June 27, 2016 and may be shortened at the option of Merrill Lynch.

While the ASR Agreement is in effect, the Company will not be permitted to repurchase its Common Stock in the open market without Merrill Lynch’s consent.

The ASR Agreement contains terms and conditions believed to be customary for agreements of this kind, including providing for adjustments in the event of extraordinary corporate transactions and market and other disruptions and setting forth circumstances under which the ASR Agreement may be terminated or unwound early.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Press Release dated February 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: February 10, 2016

By:	/s/ Joseph W. Reitmeier
Name:	Joseph W. Reitmeier
Title:	Executive Vice President, Chief Financial Officer

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